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                                                              Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Transworld HealthCare, Inc. on Forms S-3 (File Nos. 333-30283 and 333-29785) and Form S-8 (File No. 33-50876) of our report dated November 24, 1997 on our audits of the consolidated financial statements and financial statements schedule as of September 30, 1997 and October 31, 1996 and for the eleven months ended September 30, 1997 and for each of the two years in the period ended October 31, 1996, which report is included in this 1997 Transition Report on Form 10-K.


New York, New York
December 22, 1997